Exhibit 99.1

JORDAN E. SLONE

Chairman

November 4, 2005

J. Alan Lindauer

President/CEO

Waterside Capital Corporation

500 East Main Street, Suite 800

Norfolk, VA 23510

Dear Alan,

Please consider this letter as notification of my resignation from the Waterside Capital Board of Directors. I have very much enjoyed serving the company and working with the other Board members for these last seven years.

I want to wish you and the other Board members much success.

Very truly yours,

/s/ JORDAN E. SLONE
Jordan E. Slone

999 Waterside Drive, Suite 2300 • Norfolk, Virginia 23510 USA • 757 640.0800 • Fax 757 640.0817

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